                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934



                                March 25, 1998
               ------------------------------------------------
               Date of Report (date of earliest event reported)



                               Video City, Inc.
                               ----------------
            (Exact Name of Registrant as Specified in its Charter)


   Delaware                    0-14023                  95-3897052
-----------------       ------------------       ----------------------
(State or other          (Commission File             (IRS Employer
 jurisdiction of              Number)                Identification
 Incorporation)                                           Number)




            6840 DISTRICT BOULEVARD, BAKERSFIELD, CALIFORNIA 93313
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                   (Address of principal executive offices)



                                (805) 397-7955
                                --------------
             (Registrant's telephone number, including area code)
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 Item 2.  Acquisition or Disposition of Assets.
 ---------------------------------------------

     Acquisitions of Five Companies.  On March 25, 1998, Video City, Inc.
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("Video City" or the "Company") acquired five corporations owning and operating an aggregate of 29 retail video stores. These acquisitions increased Video City's chain of retail video stores from 18 to 47 stores and (on a pro forma basis had the acquisitions taken place at the beginning of the respective fiscal periods of the companies) would have increased Video City's annual level of revenues from approximately $10 million to approximately $21 million, based on results for the 12 months ended January 31, 1998 (in the case of Video City) or December 31, 1997 (in the case of the five acquired companies). Each of the acquisitions was structured as a reverse triangular merger, with a newly formed subsidiary of Video City merging into the acquired corporation. The consideration consisted of a combination of Video City common stock, assumption of indebtedness (some of which was paid off by Video City at the closings in accordance with the respective Merger Agreements), and in one instance cash and in another in stance cash and a short-term note.

     Each of the five acquisitions was made in accordance with an Agreement of Merger and Plan of Reorganization (referred to herein as a "Merger Agreement") by and among Video City, a newly formed subsidiary of Video City, the acquired corporation, and one or more of its principal shareholders. The following sets forth certain additional information:

     (a)  Adventures in Video, Inc. and KDDJ Investments, Inc.  These two
          ----------------------------------------------------
companies were owned by David A. Ballstadt and members of his immediate family. These are the only two acquisitions that were related to one another.
Adventures in Video owns and operates 13 stores in Minnesota in the greater Minneapolis metropolitan area. The purchase price for Adventures in Video was 440,000 shares of Video City common stock, plus an additional 426,000 shares that will become issuable if either (a) the gross revenues of such stores during the three months of April through June 1998 exceed their gross revenues during the corresponding three months of 1997, or (b) if Video City fails to make certain specified upgrades of the stores. KDDJ owns and operates three stores in San Francisco, California. The purchase price for KDDJ was 110,000 shares of Video City common stock plus an additional 106,500 shares that will become issuable if those three stores meet targets substantially the same as the contingent share targets described above for Adventures in Video. The two Merger Agreements provide for an adjust ment in the number of Video City shares if and to the extent that the aggregate liabilities of the two companies as of the closing is greater or less than $1,200,000. Pursuant to

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the Adventures in Video Merger Agreement, Video City paid off existing indebtedness of approximately $449,000 that Adventures in Video owed to Marquette Bank, N.A.

     Concurrently with these two acquisitions, the Board of Directors of Video City was expanded from eight to nine members and David A. Ballstadt was elected to fill this vacancy. Video City also entered into a two-year employment agreement with Mr. Ballstadt at a salary of $100,000 per year plus a possible bonus of up to $100,000 per year based on increases, if any, in certain dealer allowances, and certain additional benefits.

     (b)  Leptis Magna, Inc.  This company owns and operates five stores under
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the name "Video Unlimited" in Colorado.  This company was owned by G. Wayne
Bailey and Orawan Bailey. The purchase price in the merger consisted of $75,000 in cash, a one-year promissory note for $75,000 payable in twelve equal monthly installments, and an amount of Video City common stock to be determined within 90 days after the closing; of this amount of common stock, Video City advanced 150,000 shares at the closing, with the actual number of shares to be determined. Pursuant to the Merger Agreement, Video City paid off existing indebtedness including $112,000 owed to Norwest Bank Colorado, N.A.

     (c)  Old Republic Entertainment, Inc.  This company owns and operates four
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stores in and around Ventura, Cali fornia, under the name "Video Tyme."  The company is wholly owned by C. Anthony Anderson. The purchase price consisted of 350,000 shares of Video City common stock, $150,000 in cash, and the assumption of certain debt. Pursuant to the Merger Agreement, Video City paid off approximately $741,000 of existing indebtedness owed to three creditors of the acquired company.

     (d)  Sulpizio One, Inc.  This company owns and operates four stores in
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Lancaster, Santa Barbara, and Los Banos, California.  The purchase price consisted of 100,000 shares of Video City common stock plus the assumption of all li abilities including the amounts owing to Rentrak Corporation which are described under "Restructured Agreement With Rentrak" below. For more than three years prior to this acquisition, these stores were managed by Video City under a management agreement and operated under the name "Video City."

     Sale of Film Library.  Concurrently, Video City sold the rights to its
     --------------------
library of 47 feature films and other properties and related accounts receivable to an entity owned and controlled by Stephen Lehman, a member of Video City's board of directors, for $1,350,000 in cash. The

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library was the principal asset of Prism Entertainment Corporation ("Prism"), the former name of the Company prior to the merger in January 1997 of Lee Video City, Inc., the retail video company, into Prism. Prism's primary business prior to the merger was the production and distribution of films. In December 1995, Prism had filed for protection under Chapter 11 of the federal Bankruptcy Code and had substantially ceased all film production operations. As a result of the sale of the film library, Video City is now engaged exclusively in the operation of its retail video sale and rental stores. Under the agreement by which Video City sold its film rights, Video City has a right to buy back the film library at any time through February 4, 1999 at escalating prices ranging from $1,650,000 to $1,850,000, less amounts actually received and collected by the buyer on account of the accounts receivable or other exploitation of the film library; Video City would exercise this right only if it expects to be able to resell the film library at a profit, since management no longer intends to remain in the film production or distribution business.

     New Credit Facility.  Concurrently, the Company and its five newly acquired
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subsidiaries entered into a $7,500,000 Loan and Security Agreement with FINOVA
Capital Corporation, secured by all of the assets of the Company and its subsid iaries. Of these funds, $5,700,000 has been or may be used to pay the cash portion of the acquisition purchase prices, to repay other existing indebtedness of Video City, to repay certain existing indebtedness of the acquired companies, and to provide inventory financing and working capital for the expanded retail operation of the combined companies. The remaining $1,800,000 of the credit facility may be used only to finance future acquisitions, if any.

     The credit facility consists of (i) a revolving loan equal to the lesser of $500,000 or 65% of the value of eligible inventory held for sale; (ii) a five-year loan in the initial principal amount of $3,465,000, providing for monthly payments of interest only until maturity, provided that an annual appraisal of eligible rental video tape and game inventory shall be made and principal must be paid if and to the extent it exceeds 50% of the orderly liquidation value of such inventory; (iii) a five-year loan in the initial principal amount of $1,735,000, providing for 60 equal monthly installments of principal, together with interest, provided that an annual appraisal of eligible rental video tape and game inventory shall be made and principal must be paid if and to the extent it exceeds 25% of the orderly liquidation value of such inventory; and (iv) one or more loans to be made in the future in amounts not to exceed 75% of the value of eligible rental video tape and game inventory acquired by the Company in future retail store acquisitions and approved by FINOVA in its discretion,

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provided that the aggregate principal amount of such loans shall not exceed the lesser of (a) $7,000,000 less the aggregate outstanding principal balance of the loans re ferred to in clauses (ii) and (iii) of this paragraph, or (b) 75% of such rental video tape and game inventory as appraised annually, such loans to provide for equal monthly payments of principal based on a 15-year amortization of the original principal amount, plus interest, with the entire principal balance due in March 2001. The interest rate on all of these loans shall be at a per annum rate of 2.75% in excess of the prime rate of Citibank, N.A., from time to time. In addition, the Company is obligated to pay various closing, monthly and annual fees. As part of the new credit facility, Video City issued to FINOVA a warrant which gives FINOVA the right either (i) to require Video City to repur chase the warrant for $600,000 at any time commencing March 25, 2001 and expiring March 25, 2005, or (ii) to purchase 520,720 shares of Video City Common Stock at a price of $.01 per share but only if, prior to March 25, 2005, Robert Y. Lee's ownership of the Company's outstanding Common Stock decreases to 10% or less, or the Company makes a public offering of shares of its Common Stock, or the Company terminates the Loan and Security Agreement with FINOVA, or the Company recapitalizes, refinances, reorganizes, or sells substantially all of its assets.

     Restructured Agreement With Rentrak.  Concurrently with the acquisitions,
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the Company also entered into a restruc tured debt agreement with Rentrak
Corporation, a major lessor of videocassettes under a revenue sharing arrange ment. Prior to the acquisitions, Video City and Sulpizio One, Inc. (one of the acquired companies) were parties to such arrangements with Rentrak. With the expanded group of stores, management expects to increase its leasing of video cassettes from Rentrak. As part of the restructuring, Rentrak agreed to accept 194,950 shares of Video City common stock in settlement of a lawsuit Rentrak had previously filed against Adventures in Video, Inc. (one of the acquired companies), and 470,162 shares of Video common stock in payment of $940,324 of indebtedness owed to Rentrak by Sulpizio One, Inc. (The $2.00 per share valuation of the Video City common stock was a figure negotiated by Video City and Rentrak, and does not reflect the market price of the Video City stock. Video City makes no representation as to what the market price of its stock is or will be.) As part of the restructured debt agreement, Rentrak also agreed to a deferral of certain amounts owed to it by Sulpizio One, Inc. and Video City, and obtained a security interest in the assets of Video City to secure such amounts. Rentrak also released Robert Y. Lee, Video City's chief executive offi cer, from personal guaranties of Video City's indebtedness that Mr. Lee had previously given.

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     Consequences of These Transactions.  As a result of the transactions
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reported herein, Video City had a total of 11,589,039 shares of its Common Stock outstanding as of the date of this report; this figure does not include any remaining shares that may be issued in the Leptis Magna acquisition or the 532,500 contingent shares that may be issued in connection with the acquisitions of Adventures in Video and KDDJ. The Company used the proceeds of the sale of the film library and approximately $24,000 of additional funds to pay off all amounts owing to Imperial Bank, which was the principal creditor of Prism Entertainment Corpora tion prior to the January 1997 merger. Video City used $1,500,000 of the FINOVA credit facility to pay off a term loan owing to Ingram Entertainment Corporation.

Item 5.   Other Events.
----------------------

     See Item 2 regarding the new credit facility with Finova Capital Corporation and the restructured debt agree ment with Rentrak Corporation.

Item 7.  Financial Statements and Exhibits.
------------------------------------------

     (a)  Financial Statements of Businesses Acquired.  It is impractical at the
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present time to provide this informa tion.  This information will be filed as soon as practica ble, but in any event not later than June 8, 1998.

     (b)  Pro forma Financial Information.  It is impracti cal at the present
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time to provide this information.  This information will be filed as soon as practicable, but in any event not later than June 8, 1998.

     (c)  Exhibits:
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Numbers                     Description
-------                     -----------

10.1 Agreement of Merger and Plan of Reorganization among Video City, Inc., Video Adventures Corp., Adventures in Video, Inc. and David A. Ballstadt, dated as of March 25, 1998.

10.2 Agreement of Merger and Plan of Reorganization among Video City, Inc., Video Ballstadt Corp., KDDJ Investments, Inc. and David A. Ballstadt, dated as of March 25, 1998.

10.3 Agreement of Merger and Plan of Reorganization among Video City, Inc., Video Acquisition Corp., Leptis Magna, Inc. d/b/a Video Unlimited and
          G. Wayne Bailey and Orawan Bailey, dated as of March 25, 1998.

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10.4      Agreement of Merger and Plan of Reorganization among Video City, Inc.,
          Video Republic Corp., Old Republic Entertainment, Inc. and C. Anthony Anderson, dated as of March 25, 1998.

10.5 Agreement of Merger and Plan of Reorganization among Video City, Inc., Video Sulpizio Corp., Sulpizio One, Inc., Dennis Rhoton and Edward Rheinhardt, dated as of March 25, 1998.

10.6 Film Rights Transfer Agreement dated as of March 23, 1998 by and among Conrad Entertainment, LLC and Video City, Inc.

10.7 Loan and Security Agreement dated as of March 24, 1998 by and among FINOVA Capital Corporation and Video City, Inc., Adventures in Video, Inc., KDDJ Investments, Inc., Leptis Magna, Inc., Old Repub lic Entertainment, Inc. and Sulpizio One, Inc.

10.8      Warrant issued to FINOVA Capital Corporation.

10.9 Restructured Debt Agreement dated March 25, 1998, by and between Rentrak Corporation, Mortco, Inc., Video City, Inc., Sulpizio One, Inc. and Adven tures in Video, Inc.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



    April 9, 1998                           VIDEO CITY, INC.
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       (Date)                                       (Registrant)



                                            By /s/ Robert Y. Lee
                                               ---------------------------
                                                      Robert Y. Lee
                                               Chairman of the Board and
                                               Chief Executive Officer

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